UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported by Sorrento Therapeutics, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2016, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Yuhan Corporation (“Yuhan”) on April 3, 2016. Pursuant to the Purchase Agreement, the Company issued and sold to Yuhan on April 29, 2016, in a private placement transaction (the “Private Placement”), (1) 1,801,802 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and (2) a warrant to purchase 235,294 shares of Common Stock (the “Warrant”), for an aggregate purchase price of $10,000,000. The Warrant has an exercise price of $8.50 per share, was immediately exercisable upon issuance, has a term of three years and is exercisable on a cash or cashless exercise basis.

Under the terms of the Purchase Agreement, Yuhan has the right to demand, at any time beginning six months after the closing of the Private Placement, that the Company prepare and file with the SEC a registration statement to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Warrant. In addition, the Company may be required to effect certain registrations to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Warrant in connection with certain “piggy-back” registration rights granted to Yuhan pursuant to the Purchase Agreement.

The foregoing summaries of the Purchase Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Purchase Agreement and the Warrant that are expected to be filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Voting Agreement

On April 29, 2016, as a condition to the closing of the Private Placement, the Company and Yuhan entered into a Voting Agreement, pursuant to which Yuhan agreed, among other things, to, at any meeting of the Company’s stockholders or in any circumstance upon which the consent of the Company’s stockholders is solicited, vote all of the Shares, and any additional shares of Common Stock or other voting securities of the Company then-beneficially owned by Yuhan, with respect to each matter presented to the Company’s stockholders, as instructed to Yuhan by the Board of Directors of the Company.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Voting Agreement that is expected to be filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in the section entitled “Securities Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”) were offered and sold on April 29, 2016 in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder or Regulation S under the Securities Act. Yuhan represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, warrants or any other securities of the Company.

Item 8.01.	Other Events.

On May 2, 2016, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K regarding the closing of the Private Placement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: May 2, 2016	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated May 2, 2016.